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                                                                   Exhibit 10.22

                  COMPLETION GUARANTOR SUBORDINATION AGREEMENT
                  (Convertible Junior Subordinated Debentures)

                  COMPLETION GUARANTOR SUBORDINATION AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement"), dated as of October 30, 1998, among HARRAH'S ENTERTAINMENT, INC., a Delaware corporation ("HET"), HARRAH'S OPERATING COMPANY, INC., a Delaware corporation ("HOCI" and, together with HET, the "Completion Guarantors" and each a "Completion Guarantor"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee (together with any successor, the "Trustee") under the Indenture (as defined below). Except as otherwise defined herein, terms used herein and defined in the Indenture referred to below are used herein as so defined.

                                    RECITALS

                  A. Harrah's Jazz Company, a Louisiana general partnership ("HJC"), filed a voluntary petition for relief under Chapter 11 of the United States Bankruptcy Code on November 22, 1995, which case is now pending in the United States Bankruptcy Court for the Eastern District of Louisiana, Case No. 95-14545.

                  B. HJC has submitted and the Bankruptcy Court has confirmed a plan of reorganization (the "Plan") in connection with that certain voluntary petition for relief under Chapter 11 of Title 11 of the United States Bankruptcy Code.

                  C. As contemplated by the Plan, Jazz Casino Company, L.L.C., a Louisiana limited liability company (the "Company"), has succeeded to all the rights and obligations of HJC.

                  D. Contemporaneously herewith, pursuant to the Plan, the Company and JCC Holding Company, a Delaware corporation ("JCC Holding"), and the Trustee, have entered into that certain indenture (as from time to time amended, modified, or supplemented, the "Indenture"), pursuant to which the Company has issued $27,287,500 principal amount of its 8% Convertible Junior Subordinated Debentures (the "Securities").

                  E. Pursuant to the Plan, the Completion Guarantors (a) have entered into (i) that certain Notes Completion Guarantee in favor of the Trustee as Trustee with respect to the New Bonds and New Contingent Bonds (each as defined in the Plan) (as amended, modified or supplemented from time to time, the "Notes Completion Guarantee"), (ii) that certain LGCB Completion Guarantee in favor of the Louisiana Gaming Control Board (the "LGCB") (as amended, modified or supplemented from time to time, the "LGCB Completion Guarantee"),
(iii) that certain Bank Completion Guarantee in favor of the Administrative Agent (as amended, modified or supplemented from time to time, the "Bank Completion Guarantee"), and (iv) that certain City/RDC Completion Guarantee in favor of Rivergate Development Corporation ("RDC") and the City of New Orleans (the "City") (as amended, modified or supplemented from time to time, the "City/RDC Completion Guarantee"), and (b) may in the future enter into one or more completion or other guarantees in support of the obligations of the Company (with all

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completion and other guarantees described in this paragraph being herein collectively called the "Completion Guarantees").

                  F. Contemporaneously herewith the Company, JCC Holding, as guarantor, Bankers Trust Company, as the Administrative Agent, and certain lenders have entered into that certain Credit Agreement (the "Credit Agreement") pursuant to the Plan providing for (i) a senior secured term loan in the amount of Sixty Million Dollars ($60,000,000) [(the "A Term Loan")], (ii) a secured term loan in the amount of One Hundred Fifty-One Million Dollars ($151,000,000) [(the "B Term Loan")], and (iii) a revolving loan facility including Swingline Loans and Letters of Credit (each as defined in the Credit Agreement) drawn under such revolving loan facility in an amount not to exceed Twenty Five Million Dollars ($25,000,000) [at any time outstanding].

                  G. Any amounts advanced or paid pursuant to the Completion Guarantees (such amounts are referred to herein as "Completion Guarantee Payments") will be loans (together with all other amounts owing to the Completion Guarantors under the Completion Loan Agreement (as defined below), the "Completion Loans") from the Completion Guarantors to the Company under that certain Amended and Restated Completion Loan Agreement entered into by and among the Company, HET and HOCI pursuant to the Plan (as amended, modified or supplemented from time to time and together with the exhibits thereto, the "Completion Loan Agreement").

                  H. The Trustee desires that the Completion Guarantors enter into this Agreement in respect of all Completion Loans and any other amounts whatsoever at any time owing by the Company to either or both Completion Guarantors in respect of the Completion Guarantees, together with all principal, interest, fees, indemnities and other amounts owing with respect thereto, are herein called the "Subordinated Obligations."

                  I. As a condition to the issuance of the Securities, the parties hereto (including the Completion Guarantors) are required to execute and deliver this Agreement.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:

         1.       SUBORDINATION

         1.1. Definitions. For purposes of this Agreement, the term "Subordinated Debenture Noteholders" shall mean the Holders (as defined in the Indenture) from time to time of the Securities, and the term "Subordinated Debenture Notes Obligations" shall mean (a) the principal of, and premiums, if any, and interest (including, without limitation, post-petition interest at the rate provided in the Indenture whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) and
(b) all other Obligations (as defined in the Indenture) of the Company under the Indenture and the Securities to the Subordinated Debenture Noteholders and the Trustee.

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         1.2.     Subordination of Liabilities

                  (a) Each Completion Guarantor, for itself, its successors and assigns, covenants and agrees that the payment of the Subordinated Obligations is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, to the prior payment in full in cash of all Subordinated Debenture Notes Obligations. The provisions of this Section 1 shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become or continue to remain Subordinated Debenture Noteholders and such provisions are made for the benefit of the Subordinated Debenture Noteholders and such Subordinated Debenture Noteholders are hereby made obligees hereunder the same as if their names were written herein as such, and they and/or each of them may proceed to enforce such provisions.

                  (b) In the event of any payment default under Sections 6.01(1) and (2) of the Indenture, any acceleration of the Securities or declaration of an Event of Default under Section 6.02 of the Indentures, or the bankruptcy of the Company, any payments by the Company or any representative of the Company shall be applied in the following order, subject to the rights of the LGCB under that certain Amended and Renegotiated Casino Operating Contract entered into by and among the State of Louisiana by and through the Louisiana Gaming Control Board, Harrah's Jazz Company and the Company (the "Casino Operating Contract"), the RDC under that certain Amended and Restated Lease Agreement among RDC, the Company and the City (the "Lease"): (i) reimbursement of all management expenses incurred in accordance with that certain Second Amended and Restated Management Agreement by and between the Company and Harrah's New Orleans Management Company (the "Management Agreement"); (ii) amounts as set forth in Section 11 of that certain Intercreditor Agreement among HET, HOCI, Bankers Trust Company, Trustee, as trustee, pursuant to the indentures for each of the Senior Subordinated Notes due 2009 with Contingent Payments and the Senior Subordinated Contingent Notes due 2009 and the other parties named therein; (iii) any credit enhancement fee due and payable to HET or an Affiliate of HET pursuant to that certain Credit Enhancement Fee Agreement entered into by and among the Company and HOCI pursuant to the Plan; (iv) Base Fee and Termination Fee pursuant to and as defined in the Management Agreement; (v) interest in respect of the Convertible Junior Subordinated Debentures; (vi) principal due in respect of the Securities;
(vii) interest due on any amounts advanced under the Subordinated Credit Facility, the Indemnity Agreement and the Completion Loan Agreement (each as defined in the Indentures) on a pari passu basis; (viii) principal due on the Subordinated Credit Facility, the Indemnity Agreement and the Completion Loan Agreement on a pari passu basis; and (ix) Incentive Fee pursuant to and as defined in the Management Agreement; provided that the amounts described in clauses (iii) and (iv) above shall be senior to any Contingent Payments (as defined in the Plan) on the New Bonds and the New Contingent Bonds.

         1.3. Company Not to Make Payments with Respect to Subordinated Obligations in Certain Circumstances.

                  (a) Until all Subordinated Debenture Notes Obligations shall have been paid in full in cash, no payment or distribution of any kind or character (whether in cash, property, securities or otherwise) shall be made in respect of any Subordinated Obligations, except that for

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any period that cash interest is being paid pursuant to the Indenture, cash interest may be paid on the Subordinated Obligations for such period.

                  (b) In the event that, notwithstanding the provisions of the preceding subsection (a) of this Section 1.3, (i) the Company or any of its Subsidiaries shall make any payment or distribution to any Completion Guarantor on account of the Subordinated Obligations which is not permitted by said subsection (a) or (ii) any Completion Guarantor receives any payment or distribution from any enforcement or other action in respect of the Company or any of its Subsidiaries, such payment or other distribution, shall be held by any such Completion Guarantor in trust for the benefit of, and shall be paid forthwith over and delivered to, the Trustee, for application pro rata to the Subordinated Debenture Notes Obligations remaining unpaid to the extent necessary to pay all Subordinated Debenture Notes Obligations in full in cash in accordance with the terms of the Subordinated Debenture Notes Obligations, after giving effect to any concurrent payment or distribution to or for the Subordinated Debenture Noteholders.

         1.4. Subordination to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization of Company. Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or otherwise):

                  (a) the Subordinated Debenture Noteholders shall first be entitled to receive payment in full in cash of all Subordinated Debenture Notes Obligations (including, without limitation, post-petition interest at the rate provided in the Subordinated Debenture Notes Documents whether or not such post-petition interest is an allowed claim against the debtor in any bankruptcy or similar proceeding) before any Completion Guarantor is entitled to receive any payment of any kind or character with respect to any Subordinated Obligations;

                  (b) any payment or distributions of assets of the Company of any kind or character, whether in cash, property, securities or otherwise to which any Completion Guarantor would be entitled except the provisions of this
Section 1.3, shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Subordinated Debenture Noteholders or to the Trustee to the extent necessary to make payment in full in cash of all Subordinated Debenture Notes Obligations remaining unpaid, after giving effect to any concurrent payment or distribution to the Subordinated Debenture Noteholders; and

                  (c) in the event that, notwithstanding the foregoing provisions of this Section 1.3, any payment or distribution of assets of the Company of any kind or character, whether in cash, property, securities or otherwise, shall be received by any Completion Guarantor on account of Subordinated Obligations before all Subordinated Debenture Notes Obligations are paid in full in cash, which payment or distribution is not permitted by preceding subsections (a) and (b) of this Section 1.3, subject to any rights of any senior indebtedness or obligations, such payment or distribution shall be received and held in trust for and shall be paid over to the

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Subordinated Debenture Noteholders or to the Trustee for application to the payment of such Subordinated Debenture Notes Obligations until all Subordinated Debenture Notes Obligations shall have been paid in full in cash, after giving effect to any concurrent payment or distribution to the Subordinated Debenture Noteholders.

         1.5. Effect of Subordination on Obligations Pursuant to Completion Loan Agreement. Each Completion Guarantor hereby agrees for the benefit of the Company, the Trustee and Subordinated Debenture Noteholders that, to the extent and for so long as any payment or distribution in respect of Subordinated Obligations is not permitted to be made pursuant to the provisions of this Agreement, then, and notwithstanding anything to the contrary contained in the Completion Loan Agreement or any other agreement, the Subordinated Obligations shall not be payable by the Company until they are permitted to be paid in accordance with the terms of this Agreement. To the extent that any such Subordinated Obligations are not payable by the Company pursuant to this Agreement, the Completion Guarantors shall forbear exercising any right to accelerate the Company's obligations under the Completion Loan Agreement as a result thereof so long as this Agreement shall continue to prohibit the Company from making any such payments or distributions. Without limiting the foregoing, no action shall be taken by any Completion Guarantor to enforce the payment of any Subordinated Obligations by the Company until all Subordinated Debenture Notes Obligations shall have been paid in full in cash.

         1.6. Subrogation. After all Subordinated Debenture Notes Obligations have been paid in full in cash, each Completion Guarantor shall have and be entitled to all rights of subrogation otherwise provided by law in respect of any payment it may make or be obligated to make under this Agreement with respect to the claims of the Subordinated Debenture Noteholders against the Company or any other guarantor of the Subordinated Debenture Notes Obligations.

         1.7. Subordination Rights Not Impaired by Acts or Omissions of Company or Holders of Senior Indebtedness. No right of any Subordinated Debenture Noteholder or the Trustee to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act by any such Subordinated Debenture Noteholder, or by any noncompliance by the Company with the terms and provisions of the Completion Loan Agreement regardless of any knowledge thereof which any such Subordinated Debenture Noteholder may have or be otherwise charged with. The Subordinated Debenture Noteholders may, without in any way affecting the obligations of any Completion Guarantor with respect hereto, at any time and from time to time and in their absolute discretion, change the manner, place or terms of payment of, change or extend the time of payment of, or renew or alter, any Subordinated Debenture Notes Obligations or amend, modify or supplement any agreement or instrument governing or evidencing such Subordinated Debenture Notes Obligations or any other document referred to therein, or exercise or refrain from exercising any other of their rights under the Subordinated Debenture Notes Obligations, including, without limitation, the waiver of default thereunder and the release of any collateral securing such Subordinated Debenture Notes Obligations, all without notice to or assent from any Completion Guarantor.

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         2. AMENDMENT. No modification, amendment, waiver or release of any provision of this Agreement or of any right, obligation, claim or cause of action arising hereunder shall be valid or binding for any purpose whatsoever unless in writing and duly executed by the Trustee (with the consent of Subordinated Debenture Noteholders holding 66-2/3% in principal amount of the Subordinated Debenture Notes Obligations) and each Completion Guarantor.

         3. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICTS OF LAW PRINCIPLES.

         4. THIRD PARTY BENEFICIARIES. This Agreement is entered into for the benefit of the Subordinated Debenture Noteholders, and may not be amended or modified in any respect, or terminated, without the consent of the Trustee as directed by Subordinated Debenture Noteholders holding 66-2/3% in principal amount of the Subordinated Debenture Notes Obligations. The provisions of this Agreement are continuing provisions and all Subordinated Debenture Notes Obligations to which they apply shall conclusively be presumed to have been created in reliance thereon. This Agreement is not entered into for the benefit of the Company, and the Company shall not be a third party beneficiary of this Agreement. No provision of this Agreement shall be deemed to modify, or release the Company from, any of its obligations pursuant to the Completion Loan Agreement or to grant the Company any additional rights under the Completion Loan Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and the Subordinated Debenture Noteholders, and the respective successors and assigns of the foregoing.

         5. TERMINATION. This Agreement shall terminate on the first to occur of
(i) the termination of the Indenture and satisfaction of all obligations to the Subordinated Debenture Noteholders thereunder or (ii) the termination of the Completion Guarantees and the Completion Loan Agreement and satisfaction of all obligations to HET, HOCI and the Trustee thereunder and the obligations of the Completion Guarantors under this Agreement (so long as the satisfaction of said obligations does not violate the terms of this Agreement).

         6.       COMPLETION LOAN AGREEMENT

         6.1. Notwithstanding anything to the contrary contained in the Completion Loan Agreement, the Completion Guarantors hereby waive all rights to take any action in respect of a default by the Company under Section 9 of the Completion Loan Agreement, during any period in which the payment of the Subordinated Obligations is prohibited under the terms of this Agreement.

         6.2. The subordination and other provisions of this Agreement apply only to the Subordinated Obligations and shall have no effect on the rights of HET and HOCI pursuant to the HET/JCC Agreement (as defined in the Indenture).

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         7. NOTICES. Except as otherwise specified herein, all notices, requests, demands or other communications to or upon the respective parties hereto shall be deemed to have been duly given or made when delivered to the party to which notice, request, demand or other communication is required or permitted to be given or made under this Agreement, addressed as follows:

                  (a)      if to HET or HOCI, at:

                                    Harrah's Entertainment, Inc.
                                    Harrah's Operating Company, Inc.
                                    1023 Cherry Road
                                    Memphis, Tennessee  38117
                                    Attention: General Counsel

                  with a copy to the Corporate Secretary at the same address

                  (b)      if to the Company, at:

                                    Jazz Casino Company, L.L.C.
                                    512 South Peters Street
                                    New Orleans, Louisiana  70130
                                    Attention:  President

                  (c)      if to the Trustee, at:

                                    Norwest Bank Minnesota, National Association
                                    Norwest Center
                                    6th and Marquette
                                    Minneapolis, Minnesota 55479-0069
                                    Attention: Corporate Trust Department

or at such other address as shall have been furnished in writing by any Person described above to the party required to give notice hereunder.



                            [Signature page follows]

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                  IN WITNESS WHEREOF, the Trustee and each Completion Guarantor have caused this Agreement to be duly executed and delivered as of the date first written above.

                               HARRAH'S ENTERTAINMENT, INC., a
                               Delaware corporation


                               By:      /s/ Stephen H. Brammell
                                  ---------------------------------------------

                               Name:    Stephen H. Brammell
                                  ---------------------------------------------

                               Title:   Vice President and Assistant Secretary
                                  ---------------------------------------------


                               HARRAH'S OPERATING COMPANY, INC., a
                               Delaware corporation


                               By:      /s/ Stephen H. Brammell
                                  ---------------------------------------------

                               Name:    Stephen H. Brammell
                                  ---------------------------------------------

                               Title:   Vice President and Assistant Secretary
                                  ---------------------------------------------


                               NORWEST BANK MINNESOTA, NATIONAL
                               ASSOCIATION, as Trustee


                               By:      /s/ Raymond S. Haverstock
                                  ---------------------------------------------

                               Name:    Raymond S. Haverstock
                                  ---------------------------------------------

                               Title:   Vice President
                                  ---------------------------------------------


Acknowledged and agreed to by:

JAZZ CASINO COMPANY, L.L.C., a Louisiana limited liability company


By:      /s/ L. Camille Fowler
    ------------------------------------------------------

Name:    L. Camille Fowler
    ------------------------------------------------------

Title:   Vice President-Finance, Secretary and Treasurer
    ------------------------------------------------------

STATE OF NEW YORK

COUNTY OF NEW YORK



                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared Stephen H. Brammell, who acknowledged himself to be Authorized Representative of Harrah's Entertainment, Inc., a Delaware corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           /s/Jorge Jacob Jose
                                           ------------------------------------
                                                        Notary Public


                                                       [Notarial Seal]


                                           My Commission expires:

STATE OF NEW YORK

COUNTY OF NEW YORK



                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared Raymond S. Haverstock, who acknowledged himself to be Vice President of Norwest Bank Minnesota, National Association, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the company by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                                           /s/ Ann K. Mallari
                                           ------------------------------------
                                                        Notary Public


                                                        [Notarial Seal]


                                           My Commission expires:

STATE OF NEW YORK

COUNTY OF NEW YORK


                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared Stephen H. Brammell, who acknowledged himself to be Authorized Representative of Harrah's Operating Company, Inc., a Delaware corporation, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /s/ Jorge Jacob Jose
                                           ------------------------------------
                                                        Notary Public


                                                        [Notarial Seal]


                                           My Commission expires:

STATE OF NEW YORK

COUNTY OF NEW YORK



                  BE IT KNOWN that on the 29th day of October, 1998, before me, a Notary Public, duly commissioned and authorized in and for the State and County aforesaid, personally came and appeared L. Camille Fowler, who acknowledged himself to be Vice President-Finance, Secretary and Treasurer of Jazz Casino Company, L.L.C., aLouisiana limited liability company, and that he, as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer on behalf of such company.

                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                           /s/ Jorge Jacob Jose
                                           ------------------------------------
                                                       Notary Public


                                                       [Notarial Seal]

                                           My Commission expires: